Exhibit 4(m)


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, NOR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THIS WARRANT MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THOSE SECURITIES LAWS OR AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, THAT THE SALE OR TRANSFER IS PURSUANT TO AN EXEMPTION TO THE REGISTRATION REQUIREMENTS OF THOSE SECURITIES LAWS.


                                _________________

No. CS-98                                           Dated as of October 21, 2004

          Void after 5:00 p.m., New York City time, on October 21, 2009

                                     WARRANT

              for the Purchase of 8,000,000 Shares of Common Stock

     FOR VALUE RECEIVED, NCT GROUP, INC. (the "Company"), a Delaware corporation, on this day of October 21, 2004 (the "Grant Date") hereby issues this warrant (the "Warrant") and certifies that Carole Salkind (the "Holder") is granted the right, subject to the provisions of the Warrant, to purchase from the Company, at any time, or from time to time during the period commencing at 9:00 a.m. New York City local time on October 21, 2004, and expiring, unless earlier terminated as hereinafter provided, at 5:00 p.m. New York City local time on October 21, 2009 up to Eight Million (8,000,000) fully paid and nonassessable shares of Common Stock, $.01 par value, of the Company at a price per share (the "Exercise Price") equal to $0.019.

     The term "Common Stock" means the shares of Common Stock, $.01 par value, of the Company constituted on the Grant Date of this Warrant, together with any other equity securities that may be issued by the Company in addition thereto or in substitution therefor. The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Stock".

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

     The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held, subject to all of the conditions, limitations and provisions set forth herein.

     1. Exercise of Warrant. This Warrant may be exercised in whole or in part at any time, or from time to time, during the period commencing at 9:00 a.m., New York City local time, on October 21, 2004, and expiring at 5:00 p.m., New York City local time, on October 21, 2009, or, if such day is a day on which banking institutions in the City of New York are authorized by law to close, then on the next succeeding day that shall not be such a day.

     Subject to the restrictions and limitations set forth above, this Warrant may be exercised by presentation and surrender hereof to the Company at its principal office with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Exercise Price for the number of shares specified in such Form and instruments of transfer, if appropriate, duly executed by the Holder. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant, together with the Warrant Exercise Form and the Exercise Price, at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.

     2. Reservation of Shares. The Company will at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock of the Company from time to time receivable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable and free of all preemptive rights.

     3. Warrant Stock Transfer to Comply with the Securities Act of 1933. The Warrant Stock may not be sold or otherwise disposed of unless registered pursuant to the provisions of the Securities Act of 1933, as amended (the "1933 Act"), or an opinion of counsel in form and content satisfactory to the Company is obtained stating that such sale or other disposition is made in compliance with an available exemption from such registration. Any sale or other disposition of the Warrant Stock must also comply with all applicable state securities laws and regulations.

     4. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall issue one additional share of its Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant.

     5. Exchange, Transfer, Assignment of Loss of Warrant. This Warrant is not registered under the 1933 Act nor under any applicable state securities law or regulation. This Warrant cannot be sold, exchanged, transferred, assigned or otherwise disposed of unless registered pursuant to the provisions of the 1933 Act or an opinion of counsel in form and content satisfactory to the Company is obtained stating that such disposition is in compliance with an available exemption from registration. Any such disposition must also comply with applicable state securities laws and regulations.

     6. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

     7.  Redemption. This Warrant is not redeemable by the Company.

     8.  Anti-Dilution Provisions.

     8.1  Adjustment  for  Dividends  in  Other  Securities,   Property,   Etc.:
Reclassification, Etc. In case at any time or from time to time after the Grant Date the holders of Common Stock (or any other securities at the time receivable upon the exercise of this Warrant) shall have received, or on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive without payment therefor: (a) other or additional securities or property (other than cash) by way of dividend, (b) any cash paid or payable except out of earned surplus of the Company at the Grant Date as increased (decreased) by subsequent credits (charges) thereto (other than credits in respect of any capital or paid-in surplus or surplus created as a result of a revaluation of property) or (c) other or additional (or less) securities or property (including cash) by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement, then, and in each such case, the Holder of this Warrant, upon the exercise thereof as provided in Section 1, shall be entitled to receive, subject to the limitations and restrictions set forth above, the amount of securities and property (including cash in the cases referred to in clauses (b) and (c) above) which such Holder would hold on the date of such exercise if on the Grant Date it had been the holder of record of the number of shares of Common Stock (as constituted on the Grant Date) subscribed for upon such exercise as provided in Section 1 and had thereafter, during the period from the Grant Date to and including the date of such exercise, retained such shares and/or all other additional (or less) securities and property (including cash in the cases referred to in clauses (b) and (c) above) receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by
Section 8.2.

     8.2 Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) after the Grant Date or in case after such date the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise thereof as provided in
Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in
Section 8.1; in each such case, the terms of this Warrant shall be applicable to the securities or property receivable upon the exercise of this Warrant after such consummation.

     8.3 Certificate as to Adjustments. In each case of an adjustment in the number of shares of Common Stock (or other securities or property) receivable on the exercise of the Warrant, the Company at its expense will promptly compute such adjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of (a) the consideration received or to be received by the Company for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the pro forma adjusted Exercise. The Company will forthwith mail a copy of each such certificate to the holder of this Warrant.

          8.4  Notices of Record Date, Etc.

               In case:

     (a) the Company shall take a record of the holders of its Common Stock (or other securities at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or

     (b) of any capital reorganization of the Company (other than a stock split or reverse stock split), any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a merger for purposes of change of domicile) or any conveyance of all or substantially all of the assets of the Company to another corporation; or

     (c) of any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company shall mail or cause to be mailed to each holder of the Warrant at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as to which the holders of record of Common Stock (or such other securities at the time receivable upon the exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the date therein specified and the Warrant may be exercised prior to said date during the term of the Warrant no later than five (5) days prior to said date.

     9. Legend. In the event of the exercise of this Warrant and the issuance of any of the Warrant Stock hereunder, all certificates representing Warrant Stock shall bear on the face thereof substantially the following legends, insofar as is consistent with Delaware law:

         "The shares of common stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the Securities laws of any state or other jurisdiction, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of, unless registered pursuant to the provisions of that Act and of such Securities laws or an opinion of counsel acceptable to the Corporation is obtained stating that such disposition is in compliance with an available exemption from such registration."

     10. Governing Law and Jurisdiction. This Warrant shall be governed by the internal laws of the State of Delaware, without regard to conflicts of laws principles. The parties hereto hereby submit to the exclusive jurisdiction of the United States Federal Courts located in the state of New Jersey with respect to any dispute arising under this Warrant.

     11. Notices. Notices, demands and other communications given under this Agreement shall be in writing and shall be deemed to have been given when delivered (if personally delivered), on the scheduled date of delivery (if delivered via commercial courier), three days after mailed (if mailed by certified or registered mail, return receipt requested) or when sent by facsimile (if sent by facsimile with evidence of successful transmission retained by the sender); provided, however, that failure to give proper and timely notice as set forth in the "with a copy to" provisions below shall not invalidate a notice properly and timely given to the associated party. Unless another address or facsimile number is specified by notice hereunder, all notices shall be sent as follows:


If to the Holder:                              with a copy to:
----------------                               --------------

--------------------------------------------------------------------------------
Ms. Carole Salkind                             Peter Rosen, Esq.
P.O. Box 1292                                  Rosen & Avigliano
Clifton, NJ  07012                             431 Route 10 East
                                               Randolph, NJ  07689
--------------------------------------------------------------------------------
Facsimile:  973-643-6500                       Facsimile:  973-361-1644
--------------------------------------------------------------------------------

If to the Company:                             with a copy to:
-----------------                              --------------

--------------------------------------------------------------------------------
NCT Group, Inc.                                NCT Group, Inc.
20 Ketchum Street                              20 Ketchum Street
Westport, CT  06880                            Westport, CT  06880
Attention:  Chief Financial Officer            Attention:  General Counsel
--------------------------------------------------------------------------------
Facsimile:  203-226-4338                       Facsimile:  203-226-4338
--------------------------------------------------------------------------------


     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, as of the date first written above.

                                         NCT GROUP, INC.


                                         By:  /s/  Michael J. Parrella
                                              ----------------------------------
                                              Michael J. Parrella
                                              Chairman & Chief Executive Officer

                              WARRANT EXERCISE FORM
                              ---------------------

         (To be executed by the Holder in order to Exercise the Warrant)

               TO:     NCT Group, Inc.
                       20 Ketchum Street
                       Westport, CT  06880
                       Attention:  Chief Financial Officer

     The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _________ shares of Common Stock of NCT Group, Inc. and hereby makes payment at the rate of $______ per share, or an aggregate of $________, in payment therefor.

     The undersigned represents, warrants and certifies that all offers and sales of the Warrant Stock shall be made: (i) pursuant to an effective registration statement under the 1933 Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1993 Act; and (ii) in compliance with applicable state securities laws and those of any other applicable jurisdiction.


Dated:
        -------------------

                                                  ------------------------------
                                                  Name of Warrant Holder


                                                  ------------------------------
                                                  Signature

                ------------------------------------------------

                       INSTRUCTIONS FOR ISSUANCE OF STOCK

         (if other than to the registered holder of the within Warrant)


Name:
       --------------------------------------------------------------------
        (Please type or print in block letters)

Address:
         ------------------------------------------------------------------

Social Security or Taxpayer Identification Number:
                                                   ------------------------